                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Navitas International Corporation

We consent to the reference to our firm under the caption "Experts" in this Amendment No. 8 Registration Statement on Form S-1/A and to the incorporation of our report dated June 7, 2006, on our audit of the financial statements of Navitas International Corporation for the period from November 14, 2005 (date of inception) through March 15, 2006.

                                   /s/ Miller Ellin & Company, LLP
                                   Miller Ellin & Company, LLP


New York, New York
June 19, 2006